
                                                            KSW, INC.
                                             STATEMENT REGARDING COMPUTATION OF
                                                  NET EARNINGS (LOSS) PER SHARE


                                                NINE MONTHS        NINE MONTHS         THREE MONTHS       THREE MONTHS
                                                ENDED 9/30/99      ENDED 9/30/98       ENDED 9/30/99      ENDED 9/30/98
                                                -------------      -------------       -------------      -------------
NET EARNINGS/(LOSS)                             $   667,000        $  (639,000)        $   574,000        $    17,000
                                                ===========        ===========         ===========        ===========

EARNINGS/(LOSS) PER SHARE - PRIMARY
Weighted average shares outstanding
  during the period                               5,468,644          5,461,792           5,468,644          5,461,792
                                                  =========          =========           =========          =========

Earnings/(loss) per common share
primary                                         $       .12        ($      .12)        $       .10        $         0
                                                ===========        ===========         ===========        ===========

EARNINGS/(LOSS) PER SHARE - DILUTED
Weighted average shares outstanding
  during the period                               5,468,644           5,461,792           5,468,644         5,461,792

Common and common stock equivalent
  shares using the treasury stock method                  0             238,667                   0            93,858
                                                  ---------           ---------           ----------        ----------

Total shares outstanding for purposes
  of calculating diluted earnings/(loss)          5,468,644          5,700,459            5,468,644          5,555,650
                                                  =========          =========            =========          =========

Earnings/(loss) per common and                  $       .12        ($      .11)         $       .10        $         0
  common equivalent share - diluted              ===========        ===========          ===========        ==========
